Exhibit 10.3

March 6, 2026

PERSONAL AND CONFIDENTIAL

Mr. Matthew J. Saker

Aureus Greenway Holdings Inc.

2995 Remington Boulevard

Kissimmee, Florida 34744

Re:	AGH PIPE Offering | Placement Agent Agreement

Dear Mr. Saker:

The purpose of this placement agent agreement (the “Placement Agent Agreement”) is to outline our agreement pursuant to which Dominari Securities LLC (the “Placement Agent”) will act as the Placement Agent on a “best efforts” basis in connection with the proposed private placement (the “Placement”) by Aureus Greenway Holdings Inc. (the “Company”) of its shares of Common Stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the shares of Common Stock and the Pre-Funded Warrants, collectively, the “Securities”). This Placement Agent Agreement sets forth certain conditions and assumptions upon which the Placement is premised. The Company expressly acknowledges and agrees that the obligations of the Placement Agent hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase any of the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The terms of our agreement are as follows:

1.

Engagement. The Company hereby engages Placement Agent, for the period beginning on the date hereof and ending thirty (30) business days thereafter or upon the completion of the Placement, whichever is sooner (the “Engagement Period”), to act as the Company’s placement agent and investment bank in connection with the proposed Placement. During the Engagement Period or until the consummation of the Placement, and as long as the Placement Agent is proceeding in good faith with preparations for the Placement, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company. The Placement Agent will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each purchaser of Securities (a “Purchaser”) whose offer to purchase Securities has been solicited by Placement Agent, but Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, each Placement Agent shall act solely as an agent of the Company. The services provided pursuant to this Placement Agent Agreement shall be on an “agency” basis and not on a “principal” basis.

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2.

The Placement. The Placement is expected to consist of a sale of up to $10,000,000 of the Company’s Securities. The Placement will be a private placement of Common Stock (or, the Purchaser’s election, a Pre-Funded Warrant to purchase one share of common stock) The offering price per Common Stock shall be $3.00. The Placement Agent will act as a placement agent for the Placement subject to, among other matters referred to herein and additional customary conditions, completion of Placement Agent’s due diligence examination of the Company and its affiliates, listing approval by the Nasdaq Capital Market (“Exchange”) of the Securities to be issued, and the execution of a definitive Securities Purchase Agreement in connection with the Placement (the “Securities Purchase Agreement”). The actual size of the Placement, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and the investors thereto.

3.

Placement Compensation. The cash placement commission will be 8.0% for the Placement. In addition, the Company shall issue to the Placement Agent, or their designees, warrants to purchase a number of shares of Common Stock equal to 8.0% of the aggregate number of shares of Common Stock (and, in the case of Pre-Funded Warrants, the shares of Common Stock underlying such warrants) sold in the Placement (the “Placement Agent Warrants”). The Placement Agent Warrants shall have an exercise price of $3.00 per share, shall be immediately exercisable, and shall have a term of five (5) years from the date of issuance.

4.

Registration Statement. To the extent the Company decides to proceed with the Placement, the Company will, as soon as practicable and in no event later than the times set forth in the registration rights agreement to be entered into with the investors in the Placement, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 or Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the resale of the Securities to be offered and sold in the Placement and Placement Agent Warrants. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to the investors, Placement Agent and counsel to the investors and Placement Agent. Other than any information provided by the investors or Placement Agent in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of each filing of the Registration Statement and any amendments or as of the date of effectiveness, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the resale of the Securities by the investors an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Placement Agent and the investors immediately of such event and the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

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5.

Lock-Ups. In connection with the Placement, each of the Company’s directors, executive officers, and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary “lock-up” agreements in favor of the Placement agents for a period of one hundred eighty (180) days after the later of the closing date of the Placement (the “Closing”) or effectiveness of the Registration Statement (the “Lock-Up Period”); provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such common stock shall be saleable in the public market until the expiration of the Lock-Up Period.

6.

Company Standstill. In connection with the Placement, without the prior written consent of the Placement Agent, the Company will not, for a period of thirty (30) days after the later of the Closing of the Placement or effectiveness of the Registration Statement (the “Standstill Period”), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the issuance of the Company’s equity securities in connection with the Powerus Agreement; (ii) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (iii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iv) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the Placement referred herein.

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7.

Expenses. The Company will be responsible for and will pay all expenses relating to the Placement, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Placement Agent’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Placement Agent may reasonably designate; (f) the costs of all mailing and printing of the Placement documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Placement Agent; (h) the fees and expenses of the Company’s accountants; and (I) $125,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

8.	Right of First Refusal; Tail.

8.1. Right of First Refusal. For a period of twelve (12) months from the date of the Closing of the Placement, the Company grants the Placement Agent the exclusive right of first refusal (the “Right of First Refusal”) to act as sole book-running manager, sole underwriter, sole placement agent or sole financial advisor for any and all future equity or equity-linked offerings undertaken by the Company (excluding ordinary course issuances under employee equity incentive plans and strategic transactions not primarily for capital raising purposes). The Company shall provide the Placement Agent with written notice of its intention to engage in such an offering, and the Placement Agent shall have ten (10) business days to accept the engagement on terms no less favorable than those offered to any third party. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Placement Agent and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If the Placement Agent declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under commercially reasonable standard, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the Placement Agent. In compliance with FINRA Rule 5110(g)(5)(B), the Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Placement Agent of this Agreement or a material failure by the Placement Agent to provide the services as contemplated by this Agreement. The services provided by the Placement Agent are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including without limitation, securityholders, employees or creditors of the Company) as against the Placement Agent or its directors, officers, agents and employees.

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8.2. Tail Fee. In the event that any investor contacted by the Placement Agent during the term of their engagement (as evidenced by a list of such investors provided by the Placement Agent to the Company in writing within fifteen (15) days after the Closing of the Placement) purchases securities from the Company in a capital raising transaction during the twelve (12)-month period following the Closing of the Placement, the Company shall pay the Placement Agent the cash and warrant compensation set forth in Section 3 with respect to the gross proceeds raised from such investors.

9.	[Reserved].

10.

Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Placement Agent Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). Notwithstanding anything to the contrary contained in this Agreement, in the event that no Placement is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Placement Agent their actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of Placement Agent’s legal counsel) not to exceed $125,000, incurred in connection with the Placement, provided, however, that if the Placement is terminated, then such reimbursement shall not exceed an aggregate of $62,500, and if applicable, for electronic road show service used in connection with the Placement. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Placement Agent, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placement. Furthermore, the Company agrees that during Placement Agent’s engagement hereunder, all inquiries from prospective investors will be referred to Placement Agent.

11.

Closing; Closing Deliverables. Unless otherwise directed by the Placement Agent, settlement of the Securities shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the date of Closing, the Company shall cause its depositary to issue the Securities directly to the clearing firm designated by the Placement Agent; upon receipt of such Securities, the Placement Agent shall promptly electronically deliver such Securities to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or their clearing firm) by wire transfer to the Company).

11.1. Company Deliveries.

11.1.1. On the date hereof, the Company shall deliver each of the following:

11.1.1.1 This Agreement duly executed by the Company.

11.1.1.2 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and their counsel.

11.1.2. On or prior to the date of Closing, the Company shall deliver each of the following:

11.1.2.1 A legal opinion of counsel to the Company, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers.

11.1.2.2 The Lock-Up Agreements.

11.1.2.3 A copy of the irrevocable instructions to the Company’s Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, book entry statement) evidencing a number of shares of common stock equal to such Purchaser’s Subscription Amount (as defined in the Securities Purchase Agreement) divided by the Per Share Purchase Price (as defined in the Securities Purchase Agreement), registered in the name of such Purchaser.

11.1.2.4 For each Purchaser of Pre-Funded Warrants, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Share Purchase Price, with an exercise price equal to $0.001, subject to adjustment as provided therein.

11.1.2.5 The Placement Agent Warrants, registered in the name of such Placement Agent, to purchase a number of shares of Common Stock equal to 8.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Placement.

11.1.2.6 The Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

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11.1.2.7 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and their counsel.

11.1.2.8 The Company shall have duly executed and delivered a binding and definitive agreement between the Company and Autonomous Power Corporation (“Powerus”) governing the acquisition of Powerus by the Company (the “Powerus Agreement”) in form and substance satisfactory to the Company (acting reasonably), which shall remain in full force and effect as of the Closing Date;

12.

Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Placement Agent’s prior written consent, commencing on the date hereof and continuing until the Closing.

13.

Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Placement Agent and to furnish, or cause to be furnished, to Placement Agent, any and all information and data concerning the Company, and the Placement that Placement Agent deem appropriate (the “Information”). The Company will provide Placement Agent reasonable access during normal business hours from and after the date of execution of this Placement Agent Agreement until the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Placement Agent will keep strictly confidential all non-public Information concerning the Company provided to Placement Agent. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Placement Agent, (b) was known or became known by Placement Agent prior to the Company’s disclosure thereof to Placement Agent as demonstrated by the existence of its written records, (c) becomes known to Placement Agent from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Placement Agent as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

14.

No Third Party Beneficiaries; No Fiduciary Obligations. This Placement Agent Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this Placement Agent Agreement or the retention of Placement Agent hereunder, all of which are hereby expressly waived; and (ii) the Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Placement Agent Agreement. During the course of Placement Agent’s engagement with the Company, Placement Agent may have in their possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

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15.

Representations and Warranties. The Company represents and warrants to the Placement Agent that (a) the issuance of the Placement Agent Warrants has been duly authorized by all necessary corporate action, and when issued and delivered in accordance with the terms of this Agreement, such Placement Agent Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms; (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants have been duly authorized and reserved for issuance and, when issued and delivered upon valid exercise of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

16.	Indemnification, Advancement & Contribution.

16.1. Indemnification. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Placement Agent, its affiliates and each such controlling person (Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, Prospectus or any other offering documents (as from time to time each may be amended and supplemented), (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Placement, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (C) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by the Placement Agent in writing specifically for use in the Registration Statement, Prospectus or any other offering documents with respect which or resulting from conduct by each Placement Agent or another Indemnified Party, as to which Placement Agent shall indemnify and hold harmless the Company, its officers, directors and controlling parties in the manner set forth in this Section 16. The Company also agrees to reimburse and advance each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Section 16.

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16.2. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 166, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 16 or otherwise to such Indemnified Person. The Company shall, if requested by Placement Agent, assume the defense of any such action (including the employment of counsel designated by Placement Agent and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to Placement Agent for the benefit of Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable fees and expenses of one counsel, plus local counsel, for all Indemnified Parties, which counsel shall, if Placement Agent is a defendant, be designated by Placement Agent. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 Calendar Days following the date of any invoice therefore).

16.3. Contribution. In the event that a court of competent jurisdiction makes a finding, final beyond right of review, that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 16 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions and non-accountable expense allowance actually received by Placement Agent in the Placement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection 16.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 16.3. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Placement Agent on the other hand, of the matters contemplated by this Section 16 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Placement, whether or not such Placement is consummated, bears to (b) the commissions paid to Placement Agent under the Placement Agent Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

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16.4. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Placement Agent Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services under this Placement Agent Agreement.

17.

Equitable Remedies. Each party to this Placement Agent Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under the exclusivity provisions of Section 1 would give rise to irreparable harm to Placement Agent for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, Placement Agent will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of the exclusivity provisions of Section 1, as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Placement Agent Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 17.

18.

Governing Law; Venue. This Placement Agent Agreement will be deemed to have been made and delivered in the State of New York, USA, and both the binding provisions of this Placement Agent Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Placement Agent Agreement and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the Borough of Manhattan, City of New York, County of New York, State of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the City of New York, County of New York and State of New York, in any such suit, action or proceeding. The Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Placement Agent mailed by certified mail to Placement Agent’s address will be deemed in every respect effective service process upon Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Placement Agent Agreement to the contrary, the Company agrees that neither Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of Placement Agent, its affiliates and each other person, if any, controlling Placement Agent or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Placement Agent will act under this Placement Agent Agreement as an independent contractor with duties to the Company.

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19.

Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this Placement Agent Agreement and the execution, delivery and performance of this Placement Agent Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this Placement Agent Agreement are legally binding upon and inure to the benefit of both the Company and Placement Agent and their respective assigns, successors, and legal representatives. If any provision of this Placement Agent Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Placement Agent Agreement shall remain in full force and effect. This Placement Agent Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this Placement Agent Agreement in electronic form and understands and agrees that this Placement Agent Agreement may be signed electronically. Signatures to this Placement Agent Agreement transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this Placement Agent Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Placement Agent Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

20.	Notices. All notices, consents, claims, demands, waivers, and other communications hereunder (“Notices”) shall be in writing and sent by certified mail, hand delivery, overnight delivery or email,

if sent to Dominari Securities LLC, at the address: 725 Fifth Avenue, 23rd Floor, New York, NY 10022, email: enewman@dominarisecurities.com, attention: Eric Newman; and

if sent to the Company, to the address set forth on the first page hereof, email: mjsaker@gmail.com, attention: Matthew J. Saker, Chief Executive Officer.

All Notices shall be deemed to have been effectively given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by FedEx or another nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of receipt from the intended recipient by return email or other written acknowledgment other than an automatic “read receipt”) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) if certified or registered mail is required by applicable law, the fifth day after the date mailed by certified or registered mail (in each case, return receipt requested, postage pre-paid).

If you are in agreement with the foregoing, please sign and return to us one copy of this Placement Agent Agreement. This Placement Agent Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of AGH PIPE Offering Placement Agent Agreement Follows]

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[Signature Page of AGH PIPE Offering Placement Agent Agreement]

Very truly yours,

Dominari Securities LLC

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Global Head of Investment Banking

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Aureus Greenway Holdings Inc.

By:	/s/ Matthew J. Saker
Name:	Matthew J. Saker
Title:	Interim Chief Executive Officer

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